UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 7, 2006

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

#

Item 1.01 Entry into a Material Definitive Agreement

 On December 4, 2006 iBroadband, Inc. (the “Company”) executed and issued to its Chairman, Raymond J. Nawara (“Nawara”), a Common Stock Purchase Warrant (“Warrant”) which, among other things, granted Nawara the right at any time to purchase up to 2,578,000 shares of the Company’s common stock at the price per share of $0.001. The Company’s Board of Directors had on November 9, 2006 approved the issuance of the Warrant to compensate Mr. Nawara because, in connection with and as a condition of its aggregate $5,000,000 loan from Laurus Master Fund, Ltd. (“Laurus Funds”) (as reported in the Company’s Form 8-K Current Report filed November 13, 2006), Mr. Nawara was obligated (i) to subordinate the Company’s $2,722,670 secured indebtedness to him, and (ii) to personally guarantee $500,000 of the Laurus Funds’ loans. The description above is not a complete description of all terms of the Warrant and is qualified in its entirely by reference to the Warrant, which is attached as exhibit10.1 hereto.

On December 4, 2006 the Board of Directors of iBroadband, Inc. (the “Company”) approved and adopted the iBroadband, Inc. 2006 Stock Incentive Plan (the “Plan”). The Plan is effective as of December 4, 2006. The Plan provides for, among other things, the grant of stock options (including incentive stock options, as defined in section 422 of the Internal Revenue Code, and nonstatutory stock options), restricted stock, restricted stock units, deferred stock, stock appreciation rights, performance shares and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price, such as unrestricted stock grants). All of the Company’s and its subsidiaries’ employees, executive officers and directors are eligible for grants under the Plan. The Company stock subject to the Plan will be its common stock, par value $0.001 per share. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the iBroadband, Inc. 2006 Stock Incentive Plan filed as exhibit 10.2 hereto.

The following executive officers are participants in the Plan and, pursuant thereto, were granted the following compensatory awards on December 4, 2006:

Matthew Hutchins, President and CEO, was granted an incentive stock option to purchase up to 2,000,000 shares of the Company’s common stock at the price of $0.02 per share, the fair market value of such shares as of the date of the grant. The shares subject to such option were fully vested at the date of grant, and the option carries a 10-year term.

Bruce A. Heidecke, General Counsel, was granted an incentive stock option to purchase up to 500,000 shares of the Company’s common stock at the price of $0.02 per share, the fair market value of such shares as of the date of the grant. The shares subject to such option were fully vested at the date of grant, and the option carries a 10-year term.

The foregoing options were issued pursuant to a standard award agreement, a copy of which is attached hereto as exhibit 10.3, provided for under the Plan.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The securities described in Item 1.01 were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation D Rule 506 promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report is incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Warrant dated December 4, 2006 by and between iBroadband, Inc., as issuer, and Raymond J. Nawara, as holder.
10.2	iBroadband, Inc. 2006 Stock Incentive Plan.
10.3	iBroadband, Inc. Incentive Stock Option Award Agreement.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

--------------------------------------

Title:  President/CEO

#